EXHIBIT 10.3

GUARANTY

THIS GUARANTY (the “Guaranty”) is made effective as of the 30th day of June, 2005 by Patrick Hoene and Christine Hoene (each a “Guarantor”; collectively, the “Guarantors”), to and for the benefit of STEN Corporation, a Minnesota corporation (the “Beneficiary”).

 BACKGROUND

A.

Life Safe Services, LLC, a Missouri limited liability company (the “Debtor”), the Beneficiary and LifeSafe Services, Inc. (“LifeSafe”) are parties to that certain Asset Purchase Agreement dated of even date herewith (as it may hereafter be amended or otherwise modified from time to time, the “Agreement”) under which the Debtor agreed to purchase certain business assets identified therein (the “Purchased Assets”).

B.

The Guarantors, as direct or indirect owners of the Debtor, will benefit substantially from the transactions described in the Agreement.

C.

The Debtor desires to finance a portion of the purchase price for the Purchased Assets acquired under the Agreement pursuant to the terms and conditions of that certain Subordinated Promissory Note dated of even date herewith (the “Note”).

D.

The Beneficiary, either directly or indirectly through its wholly-owned subsidiary LifeSafe, is willing to extend such credit to the Debtor under the Note on the condition that each of the Guarantors execute and deliver this Guaranty to the Beneficiary as their absolute, joint and several guaranty.  The Guaranty served as a material inducement for Beneficiary to enter into the transactions set forth in and contemplated by the Agreement and Note.

 AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors agrees as follows:

1.

Each Guarantor hereby absolutely and unconditionally guarantees to the Beneficiary the prompt payment and full performance of each and every debt and obligation arising pursuant to the terms of the Note (all such debts, liabilities, and obligations are collectively referred to herein as the “Secured Obligations”).

2.

No act or thing need occur to establish the liability of either of the Guarantors under this Guaranty, and no act or thing, except full payment and discharge of all Secured Obligations, will in any way exonerate the Guarantor or modify, reduce, limit or release the liability of either Guarantor under this Guaranty.

3.

This is an absolute, unconditional and continuing guaranty of payment of and performance of the Secured Obligations and will continue to be in force and be binding upon each of the Guarantors until all Secured Obligations are paid and satisfied in full.

4.

If the Guarantor is or becomes insolvent (as defined under Title 11, U.S. Code or any similar federal or state law for the relief of debtors) then the Beneficiary will have the right to declare immediately due and payable, and the Guarantors will forthwith pay to the Beneficiary, the full amount of all Secured Obligations, whether due and payable or unmatured.  If either of the Guarantors voluntarily commences or there is commenced involuntarily against either of the Guarantors or the Debtor a case under the United States Bankruptcy Code, the full amount of all Secured Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.  If there exists and is continuing an Event of Default (as defined in the Note), the full amount of all Secured Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

5.

Each of the Guarantors is liable for all Secured Obligations, without any limitation as to amount, plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto.

6.

Until such time as the Secured Obligations have been indefeasibly paid in full to the Beneficiary, each of the Guarantors waives and relinquishes any right of subrogation or other right of recourse, contribution or reimbursement from the Debtor or other Guarantor and any other right to payment from the Debtor, arising out of or on account of any sums paid or agreed to be paid by the Guarantors under this Guaranty, whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

7.

Each of the Guarantors will pay or reimburse the Beneficiary for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Beneficiary in connection with the successful protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

8.

Whether or not any existing relationship between the Guarantors and the Debtor has been changed or ended, the Beneficiary may, but is not obligated to, enter into transactions resulting in the continuance of the Secured Obligations, without any consent or approval by the Guarantor and without any notice to the Guarantor.  The liability of the Guarantor under this Guaranty will not be affected or impaired by any of the following acts or things (which the Beneficiary is expressly authorized to do, omit or suffer from time to time, without notice to or approval by the Guarantor) except to the extent that Beneficiary receives payment towards the Secured Obligations:

(a)

any acceptance of collateral security, guarantors, accommodation parties, or sureties for any or all Secured Obligations;

(b)

any one or more extensions or renewals of the Secured Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Secured Obligations;

(c)

any waiver or indulgence granted to the Debtor, any delay or lack of diligence in the enforcement of the Secured Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Secured Obligations,

(d)

any full or partial release of, settlement with, or agreement not to sue the Debtor, the Guarantor, or other person liable in respect of any Secured Obligations;

(e)

any discharge of any evidence of the Secured Obligations or the acceptance of any instrument in renewal thereof or substitution therefor;

(f)

any failure to obtain collateral security (including rights of setoff) for the Secured Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security;

(g)

any foreclosure or enforcement of any collateral security;

(h)

any transfer of any Secured Obligations or any evidence thereof;

(i)

any order of application of any payments or credits upon the Secured Obligations; or

(j)

any election by the Beneficiary under §1111(b)(2) of the United States Bankruptcy Code.

9.

Each of the Guarantors waives any and all defenses, claims and causes of action pertaining to the Secured Obligations, except the defense of (i) discharge of payment in full (or the defense of discharge in part with respect to any portion of the Secured Obligations actually paid), and (ii) no or limited liability for the amount claimed due and owing on account indemnification claims that are capable of being timely asserted by the Debtor under Section 12 of the Agreement.  Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Beneficiary any defense of setoff, suretyship, subrogation, waiver, release, discharge in bankruptcy of Debtor, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, coercions, duress, incapacity, minority, usury, illegality, or unenforceability which may be available to either of the Guarantors or any other person liable in respect of any Secured Obligations.  Each of the Guarantors expressly agrees that each of the Guarantors is and will remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Secured Obligations, whether or not the liability of the Guarantors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

10.

Each of Guarantors waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Secured Obligations.  The Beneficiary is not required to first resort for payment of the Secured Obligations from the Debtor or any other persons or their assets or properties, or first to enforce, realize upon or proceed against any collateral security for the Secured Obligations, before enforcing this Guaranty.

11.

Each of the Guarantors waives all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed either of the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of applicable law.

12.

If any payment applied by the Beneficiary to the Secured Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Debtor or any other obligor), the Secured Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty will be enforceable as to such Secured Obligations as fully as if such application had never been made.

13.

The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of either of the Guarantors to the Beneficiary as a Guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

14.

This Guaranty shall be enforceable against each party signing this Guaranty, even if only one party signs and regardless of the failure of any other party to sign this Guaranty.  If there is more than one signer of this Guaranty, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each and every particular and shall be fully binding upon and enforceable against each of the Guarantors.  This Guaranty shall be effective upon delivery to the Beneficiary, without further act, condition or acceptance by the Beneficiary, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiary and its participants, successors and assigns.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantors and the Beneficiary.

15.

This Guaranty shall be governed by the laws of the State of Minnesota without regard to conflict of law principles of any jurisdiction.  Each Guarantor waives notice of the Beneficiary’s acceptance hereof and waives the right to a trial by jury in any action based on or pertaining to this Guaranty.  The Guarantor consents to the personal jurisdiction of and venue in any Minnesota or United States court sitting in Hennepin County, Minnesota with respect to any legal proceeding involving this Guaranty.

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be signed and dated as of the date first above written.

GUARANTORS:

PATRICK HOENE

/s/  Patrick Hoene

CHRISTINE HOENE

/s/  Christine Hoene

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